UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

___________

FORM 8-K

___________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) May 18, 2021

Alpine 4 Holdings, Inc.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware	000-55205	46-5482689
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

2525 E Arizona Biltmore Circle, Suite 237

Phoenix, AZ 85016

 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

480-702-2431

 (ISSUER TELEPHONE NUMBER)

ALPINE 4 TECHNOLOGIES LTD.

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).        Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [X]

Item 8.01Other Events.

On May 18, 2021, Alpine 4 Holdings, Inc., a Delaware corporation (the “Company”), together with four shareholders of the Company (collectively, the “Plaintiffs”), filed a lawsuit in the United States District Court for the District of Arizona (Case No.: 2 21-cv-00886-MTL) (the “Lawsuit”), against Fin Capital LLC, a New York limited liability company, and Grizzly Research, LLC, a Delaware limited liability company (collectively, the “Defendants”).

In the Lawsuit, the Plaintiffs allege and claim that the Defendants made public communications about the Company which were false and misleading.  The Plaintiffs brought claims of securities fraud, tortious interference with prospective business expectancy, and defamation against both Defendants, and claimed damages in an amount to be determined at trial.

Additional information will be provided about the Lawsuit as the matter progresses.

Item 9.01 Financial Statement and Exhibits.

(d)Exhibits.

Exhibit
Number	Description

99.1	Complaint filed in U.S. District Court for the District of Arizona

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Alpine 4 Holdings, Inc.

By: /s/ Kent B. Wilson

Kent B. Wilson

Chief Executive Officer, President

(Principal Executive Officer)

Date: May 21, 2021